UNITED STATED
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2004

FIVE STAR QUALITY CARE, INC.
(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of incorporation)	001-16817 (Commission file number)	04-3516029 (I.R.S. employer identification number)

400 Centre Street, Newton, Massachusetts (Address of principal executive offices)	02458 (Zip code)

Registrant’s telephone number, including area code: 617-796-8387

Item 5. Other Events.

        On January 14, 2004, our board of directors elected Barbara D. Gilmore to fill the vacancy on the board and on our audit committee created by the resignation on that date of John L. Harrington, as a director.

        Mr. Harrington had been a director and member of our audit committee since we became a public company in 2001.

        Ms. Gilmore (age 53) has been an attorney since 1982. She has served as a career clerk to the Honorable Joel B. Rosenthal of the United States Bankruptcy Court, Western Division of the District of Massachusetts, since August 2001, and was a partner at Sullivan & Worcester LLP from 1993 to 2000. Ms. Gilmore is also a registered nurse and she practiced and taught nursing for several years before attending law school.

        Ms. Gilmore is a director in Group I of our board of directors and her term of office will expire at our 2005 annual meeting of shareholders. Ms. Gilmore is an independent director as defined by currently applicable rules of the American Stock Exchange. We refer you to the other information with respect to our board of directors and its members contained in our annual report on Form 10-K for our fiscal year ended December 31, 2002 and the portions of our definitive proxy statement for our annual shareholders meeting held on May 6, 2003 which were incorporated in that annual report, each as filed with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC. By: /s/ Bruce J. Mackey Jr. ---------------------------------------------------------- Name: Bruce J. Mackey Jr. Title: Treasurer and Chief Financial Officer

Dated: January 29, 2004